                                                                    EXHIBIT 1.2

                               REMARKETING AGREEMENT


          REMARKETING AGREEMENT, dated as of August 21, 1998 (this "Remarketing Agreement" or this "Agreement"), by and between ERP Operating Limited Partnership (the "Operating Partnership") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or the "Remarketing Underwriter" or the "Rate Agent").

          WHEREAS, the Operating Partnership proposes to issue $100,000,000 aggregate principal amount of Remarketed Reset Notes Due August 21, 2003 (the "Notes"), such Notes to be issued under an indenture dated as of October 1, 1994 (the "Indenture"), by and between the Operating Partnership and The First National Bank of Chicago, as trustee (the "Trustee"); and

          WHEREAS, the Notes are to be initially offered to the public through Merrill Lynch and Goldman, Sachs & Co.; and

          WHEREAS, the Operating Partnership has requested that Merrill Lynch act as Rate Agent (as defined in Section 2(a) hereof) and as Remarketing Underwriter (as defined in Section 2(a) hereof) in connection with the Notes and as such to perform the services described herein; and

          WHEREAS, Merrill Lynch is willing to act as Rate Agent and as Remarketing Underwriter in connection with the Notes and as such to perform such duties on the terms and conditions expressly set forth herein.

          NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned to them in the Notes or, if not defined therein, in the Indenture relating to the Notes or, if not defined therein, in the Purchase Agreement, dated December 13, 1994, between the Operating Partnership and Merrill Lynch, as amended (the "Purchase Agreement"), which incorporates by reference the Terms Agreement, dated August 18, 1998.

          Section 2.  APPOINTMENT AND OBLIGATIONS OF MERRILL LYNCH.

               (a) The Operating Partnership hereby appoints Merrill Lynch, and Merrill Lynch hereby accepts such appointment, (i) as the rate agent (the "Rate Agent") of the Operating Partnership for the Notes to determine (1) LIBOR and the interest rate on the Notes for any Quarterly Period, and/or (2) the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate, and (ii) as the exclusive remarketing underwriter (the "Remarketing Underwriter") for the purpose of (x) recommending to the Operating Partnership the Spread for each Subsequent Spread Period that, in the opinion of the Remarketing Underwriter, will enable the Remarketing Underwriter to remarket, for delivery on the Tender Date, the tendered Notes at 100% of the principal amount thereof, (y) if the Operating Partnership and the Remarketing Underwriter agree on the Spread referred to in (x) above, entering into a remarketing underwriting agreement (each, a "Remarketing Underwriting Agreement") with the Operating Partnership, substantially in the form attached hereto as Exhibit A, pursuant to which the Remarketing Underwriter will agree to purchase the Notes tendered by the beneficial owners thereof (the "Beneficial Owners") and use its reasonable best efforts to remarket such Notes (each such purchase and remarketing being hereinafter referred to as a "Remarketing"), and (z) performing such other duties as are assigned to the Remarketing Underwriter in the Notes and/or the Indenture and/or the applicable Remarketing Underwriting Agreement. The Operating Partnership hereby agrees that the Remarketing Underwriter will attempt, on a reasonable best efforts basis, to remarket the tendered Notes at a price equal to 100% of the aggregate principal amount so tendered and that there is no assurance that the Remarketing Underwriter will be able to remarket the entire principal amount of the Notes tendered in a Remarketing.

               (b) The Rate Agent hereby agrees to determine LIBOR on each LIBOR Determination Date in accordance with the following provisions and the other relevant provisions of the Notes:

                    (i) LIBOR will be determined on the basis of the offered rates for three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following the applicable LIBOR Determination Date, which appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display designated on page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service, any successor service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on Telerate Page 3750, LIBOR for the applicable LIBOR Determination Date will be determined in accordance with the provisions of paragraph (ii) below.

                    (ii) With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, the Rate Agent shall request the principal London offices of each of four major reference banks in the London interbank market selected by the Rate Agent to provide the Rate Agent with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second London Business Day immediately following such LIBOR Determination Date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for the applicable LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Rate Agent. If fewer than two quotations are provided, LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date by three major banks in the City of New York selected by the Rate Agent (after consultation with the Operating Partnership) for loans in U.S. dollars to leading European banks, having a three-month maturity, commencing on the second London Business Day immediately following such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Rate Agent are not quoting as mentioned in this sentence, LIBOR for such LIBOR Determination Date will be LIBOR determined with respect to the immediately preceding LIBOR Determination Date, or in the case of the first LIBOR Determination Date, LIBOR for the Initial Quarterly Period.

               (c) The Rate Agent hereby agrees to determine the yield to maturity on the applicable United States Treasury security that is used in connection with the determination of the applicable Fixed Rate, and the ensuing applicable Fixed Rate, in accordance with the terms of this Section 2(c). If the Notes are to be reset to the Fixed Rate Mode, as agreed to by the Operating Partnership and the Remarketing Underwriter on a Duration/Mode Determination Date, then the applicable Fixed Rate for the corresponding Subsequent Spread Period will be determined by 1:00 p.m., New York City time, on the third Business Day prior to the Commencement Date for the Subsequent Spread Period (the "Fixed Rate Determination Date"), in accordance with the following provisions: the Fixed Rate will be determined by adding (i) the applicable Spread (as agreed to by the Operating Partnership and the Remarketing Underwriter on the preceding Spread Determination Date) to (ii) the yield to maturity determined by 1:00 p.m., New York City time, on the Fixed Rate Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the applicable United States Treasury security, selected by the Rate Agent after consultation with the Remarketing Underwriter, as having a maturity comparable to the duration selected for the following Subsequent Spread Period, which would be used in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the duration selected for the following Subsequent Spread Period.

          Section 3. FEES AND EXPENSES. The obligations of the Operating Partnership to pay to the Remarketing Underwriter on each Tender Date the fees set forth in the applicable Remarketing Underwriting Agreement shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full. The Operating Partnership will pay all reasonable out-of-pocket expenses of the Remarketing Underwriter in connection with the Remarketing Underwriting Agreement, including: (a) the preparation, filing, printing and delivery of the prospectus, if any, and any amendments or supplements thereto and any Remarketing Memorandum (as defined in the Remarketing Underwriting Agreement) in connection with the Remarketing of the Notes; (b) the preparation and delivery of this Agreement, the Remarketing Underwriting Agreement, the Indenture and such other documents as may be required in connection with the Remarketing of the Notes; (c) the fees and disbursements of the Operating Partnership's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the fees and disbursements of the Trustee; (d) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes and
(e) the preparation, issuance and delivery to the Depository Trust Company for credit to the account of the Remarketing Underwriter of any global note registered in the name of Cede & Co., as nominee for the Depository Trust Company.

          Section 4. REMOVAL OF THE RATE AGENT AND REMARKETING UNDERWRITER. With respect to any Subsequent Spread Period, the Operating Partnership may, in its absolute discretion, remove the Rate Agent and Remarketing Underwriter by giving notice to the Rate Agent and Remarketing Underwriter prior to 3:00 p.m., New York City time, on the Duration/Mode Determination Date applicable thereto, such removal to be effective upon the Operating Partnership's appointment of a successor Rate Agent and Remarketing Underwriter. In such case, the Operating Partnership will use its reasonable best

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efforts to appoint a successor Rate Agent and Remarketing Underwriter and enter into a remarketing agreement with such persons as soon as reasonably practicable.

          Section 5. DEALING IN THE NOTES. Subject to its compliance with applicable laws and regulations, Merrill Lynch, when acting as a Rate Agent and Remarketing Underwriter or in its individual or any other capacity, may buy, sell, hold and deal in any of the Notes. Merrill Lynch may exercise any vote or join in any action which any Beneficial Owner of Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Merrill Lynch, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Operating Partnership as freely as if it did not act in any capacity hereunder.

          Section 6. CURRENT PROSPECTUS. If Merrill Lynch determines, based upon advice of counsel, that changes in applicable law, regulations or interpretations of the Securities and Exchange Commission (the "Commission") make it necessary or advisable to file a new registration statement with the Commission and/or deliver a current prospectus in connection with a Remarketing, the Operating Partnership shall file a new registration statement with the Commission, in a form reasonably acceptable to Merrill Lynch and its counsel, and furnish a current prospectus to be used by the Remarketing Underwriter in such Remarketing, as applicable.

          Section 7. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP. The Operating Partnership represents and warrants to Merrill Lynch as of the date hereof, and as of each Tender Date, as follows:

               (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of each Tender Date will comply, in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), rules and regulations thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations thereunder (the "1939 Act Regulations"); the Registration Statement, at the time the Registration Statement became effective, did not, and as of each of the date hereof and as of each Tender Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of the date hereof does not, and as of the date hereof and as of each Tender Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Remarketing Underwriter by the Operating Partnership for use in connection with an offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Remarketing Underwriter for such use) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any underwriter through the Remarketing Underwriter expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and

          Qualification on Form T-1 under the 1939 Act (the "Statement of Eligibility") of the Trustee under the Indenture.

               (b) Each preliminary prospectus, preliminary prospectus supplement and Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act and the 1933 Act Regulations thereunder.

               (c) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction.

               (d) The independent accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (e) The consolidated financial statements and related notes included in the Registration Statement and the Prospectus present fairly the financial position of the Operating Partnership and its consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement and Prospectus, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Operating Partnership, reasonable.

               (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (B) there have been no material transactions entered into by the Operating Partnership or any of its subsidiaries, other than transactions in the ordinary course of business, which are material with respect to the Operating Partnership and its subsidiaries considered as a single enterprise, (C) neither the Operating Partnership nor any of its subsidiaries has incurred any material obligation or liability, direct, contingent or otherwise and (D) there has been no material change in the short-term debt or long-term debt of the Operating Partnership.

               (g) The Operating Partnership and each of its subsidiaries has been duly formed, and is validly existing and in good standing as a partnership, limited liability company or corporation under the laws of its jurisdiction of organization, with partnership, limited liability company or corporation power and authority to carry on its business and to own or lease its properties as described in the Prospectus.

               (h) The Operating Partnership and each of its subsidiaries is duly qualified or registered as a foreign partnership, limited liability company or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by the nature of its business or its ownership or leasing of property, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as a single enterprise.

               (i) All of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests, as the case may be, of each subsidiary have been validly issued and fully paid and are owned by the Operating Partnership, Equity Residential Properties Trust ("EQR"), another subsidiary, and/or certain affiliated entities as described in the Registration Statement, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. the Operating Partnership owns no direct or indirect equity interest in any entity other than its subsidiaries, except for such interests as, in the aggregate, are not material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as a single enterprise.

               (j) Except for transactions described in the Prospectus, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or partnership or other equity interest in the Operating Partnership or any subsidiary of the Operating Partnership except for multi-family property acquisition agreements with respect to the sale or issuance of OP Units, which are not material in amount.

               (k) The capitalization of the Operating Partnership is as set forth in the Prospectus and all of the outstanding partnership interests in the Operating Partnership have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; The partnership interests owned by EQR are owned in the percentage amount set forth in the Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (l) The Operating Partnership has full partnership power and authority to enter into and to perform its obligations under this Agreement, and this Agreement has been, and as of each Tender Date, the applicable Remarketing Underwriting Agreement, if any, will have been, duly authorized, executed and delivered by the Operating

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          Partnership, and each is or will be a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited by state or federal securities laws or the public policy underlying such laws.

               (m) The Indenture (i) has been duly and validly authorized, executed and delivered by the Operating Partnership, and when executed and delivered by the Trustee, will constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (ii) conforms in all material respects to the description thereof in the Prospectus.

               (n) The Notes (i) constitute valid and legally binding obligations of the Operating Partnership entitled to the benefits of the Indenture and enforceable against the Operating Partnership in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (ii) conform in all material respects to the descriptions thereof in the Prospectus.

               (o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened, against or affecting the Operating Partnership or any of its subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as a single enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement or the Indenture or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Operating Partnership or any of its subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Operating Partnership or any of its subsidiaries which would be required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.

               (p) None of the Operating Partnership or any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights to conduct the business now operated by it, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as a single enterprise.

               (q) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Operating Partnership of the transactions contemplated by this Agreement, except as such has been obtained , if necessary, as may be required under the 1933 Act, the 1939 Act or the 1933 Act Regulations or state securities laws.

               (r) Each of the Operating Partnership and its subsidiaries has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals required for it to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries, considered as a single enterprise, and none of the Operating Partnership or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries, considered as a single enterprise.

               (s) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the date hereof and each Tender Date or during the period specified in Section 3(f) of the Purchase Agreement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (t) Each of the Operating Partnership and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and the Operating Partnership has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries, considered as a single enterprise, except as described in or contemplated by the Registration Statement and the Prospectus.

               (u) None of the Operating Partnership or any of its subsidiaries is in violation of its partnership agreement, limited liability company agreement, charter documents or bylaws or in default in the performance of any material obligation, agreement or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of their properties or assets is subject, which default in performance would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Operating Partnership and its subsidiaries, considered as a single enterprise; and the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the Indenture and the consummation of the transactions contemplated herein and therein, including the issuance, sale and delivery of the Notes, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership or any of its subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound or affected, or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the partnership agreement, limited liability agreements or charter of bylaws of the Operating Partnership or any of its subsidiaries, or any applicable law, regulation, ruling, order, judgment, administrative regulation or administrative or court decree.

               (v) The Operating Partnership has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (w) The assets of the Operating Partnership do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

               (x) Except as otherwise described in the Prospectus, each of the Operating Partnership and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Operating Partnership and its subsidiaries, considered as a single enterprise, in each case free and clear of all liens, claims, encumbrances and defects except such as are described in general in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Operating Partnership or any of its subsidiaries; and any real property and buildings held under lease by the Operating Partnership and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Operating Partnership or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

               (y) Each of the Operating Partnership and its subsidiaries has obtained title insurance on all of the properties owned by each of them in an amount at least equal to (i) the cost of acquisition of such property or (ii) the cost of construction of such property, and in each case such title insurance is in full force and effect.

               (z) The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and none of the Operating Partnership or any of its subsidiaries holds participating interests therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by the Operating Partnership or any of its subsidiaries.

               (aa) Each of the partnership agreements and limited liability company agreements to which any of the Operating Partnership or its subsidiaries is a party has been duly authorized, executed and delivered by such party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the partnership agreement, charter, bylaws or other governing documents of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

               (bb) Neither the Operating Partnership nor any subsidiary is, or as a result of the transactions contemplated by the Prospectus would be, required to make any filing or to register under the Investment Company Act of 1940, as amended, or is or will become a "holding company" or a "subsidiary company" of a "registered holding company," as defined in the Public Utility Holding Company Act of 1935, as amended.

               (cc) No labor dispute with the employees of the Operating Partnership, or any of the Operating Partnership's subsidiaries exists, or to the knowledge of the Operating Partnership, is imminent.

               (dd) The Notes are rated A3 by Moody's Investors Service, Inc. ("Moody's") and BBB+ by Standard & Poor's Ratings Service ("S&P") as of the date hereof, or such other ratings as may be determined by either Moody's or S&P and as shall have been reasonably notified prior to the applicable Tender Date in writing by the Operating Partnership to the Remarketing Underwriter.

               (ee) (i)   Except as disclosed in the Prospectus, each of the
          Operating Partnership and its subsidiaries has complied and is in compliance in all material respects with all Environmental Statutes (as hereinafter defined).

                    (ii) None of the Operating Partnership or any of its subsidiaries intends to use the properties or assets described in the Prospectus or any other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for materials utilized in the ordinary course of business of the properties, provided such use would not, in the ordinary course of business, give rise to liability under any Environmental Statute.

                    (iii) Except as disclosed in the Prospectus, none of the Operating Partnership or any of its subsidiaries knows (after due inquiry) of any release, seepage, leak, escape, leach, discharge, injection, emission, spill, pumping, pouring, emptying or dumping ("Release") of Hazardous Materials (i) into waters on, under or adjacent to the properties described in the Prospectus or (ii) on any other real property owned or occupied by any such party, or (iii) onto lands from which Hazardous Materials are likely to seep, flow or drain into such waters, except for such Releases as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of any of such properties.

                    (iv) Except as disclosed in the Prospectus, none of the Operating Partnership or any of its subsidiaries has received any notice of, or has any knowledge (after due inquiry) of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Statue or under common law, pertaining to Hazardous Materials on or originating from any properties or assets described in the Prospectus or any other real property owned or occupied by any such party or arising out of the conduct of any such party, except such occurrence or circumstance as would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, assets, business affairs or business prospects of any of such properties.

                    (v) Neither the properties described in the Prospectus nor any other land owned by the Operating Partnership or any of its subsidiaries is included or, to the Operating Partnership's knowledge (after due inquiry), proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been publicly identified by the EPA as a potential CERCLA site or included or, to the Operating Partnership's knowledge, proposed for inclusion on any list or inventory issued or maintained pursuant to any other Environmental Statute or issued or maintained by any other Governmental Authority (as hereinafter defined).

                    As used herein, "Hazardous Material" shall include without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos, medical waste or any hazardous material as defined by any Environmental Statute. As used herein, "Environmental Statute" shall include any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 ET SEQ. ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 ET SEQ., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 9601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 ET SEQ., the Clean Air Act, 42 U.S.C. Sections 7401 ET SEQ., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 ET SEQ., the Safe Drinking Water Act, 42 U.S.C. Sections 300f - 300j-11, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651 ET SEQ., as any of the above statutes may be amended from time to time, and the state analogues to these statutes, and in the regulations adopted and publications promulgated pursuant to any of the foregoing or by any federal, state or local governmental authority having jurisdiction over the properties and assets described in the Prospectus (a "Governmental Authority").

               Any certificate signed by any officer of the Operating Partnership (or any officer of the general partner of the Operating Partnership) or any of its subsidiaries and delivered to the Remarketing Underwriter or to counsel for the Remarketing Underwriter in connection with the offering of Notes shall be deemed a representation and warranty by the Operating Partnership to the Remarketing Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Tender Date subsequent thereto.

          References in the foregoing representations and warranties to the 1934 Act Documents shall be deemed to refer to the registration statement, prospectus and Remarketing Memorandum, if any, in each case including the documents incorporated by reference therein, if any of such documents are required pursuant to Section 6 hereof.

          Section 8. CONDITIONS TO THE REMARKETING UNDERWRITER'S OBLIGATIONS. The obligations of the Remarketing Underwriter to purchase and remarket the Notes shall be subject to the terms and conditions of the applicable Remarketing Underwriting Agreement.

          Section 9.      INDEMNIFICATION.

               (a) INDEMNIFICATION. The Operating Partnership agrees to indemnify and hold harmless the Remarketing Underwriter and each person, if any, who controls the Remarketing Underwriter within the meaning of Section 20 of the 1934 Act and any director, officer, employee or affiliate thereof, as follows:

                    (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the failure to have an effective registration statement under the 1933 Act, relating to the Notes, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Operating Partnership failed to provide the Remarketing Underwriter with a prospectus for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or Remarketing Memorandum, if any, or any amendment thereto (including any documents incorporated by reference therein), or (C) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Operating Partnership of, or any failure by the Operating Partnership to perform any of its obligations under, this Agreement or (E) the acts or omissions of the Rate Agent in connection with its duties and obligations hereunder except those that are finally judicially determined to be due to its gross negligence or willful misconduct;

                    (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) of clause (i) above; provided that (subject to Section 9(d) hereof) any such settlement is effected with the written consent of the Operating Partnership, which consent shall not be unreasonably withheld; and

                    (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) of clause (i) above to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by the Remarketing Underwriter expressly for use in the Remarketing Memorandum or registration statement (or any amendment thereto), if applicable.

               (b) INDEMNIFICATION OF THE OPERATING PARTNERSHIP, DIRECTORS AND OFFICERS. The Remarketing Underwriter agrees to indemnify and hold harmless the Operating Partnership, its directors, officers, employees and affiliates, and each person, if any, who controls the Operating Partnership within the meaning of Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Remarketing Memorandum or registration statement (or any amendment thereto), if applicable, in reliance upon and in conformity with written information furnished to the Operating Partnership by the Remarketing Underwriter expressly for use in such Remarketing Memorandum or registration statement (or any amendment thereto).

               (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the indemnified parties shall be selected by the Remarketing Underwriter. In the case of parties indemnified pursuant to Section 9(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) or settlement of liability arising out of 9(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

               (e) CONTINUATION OF INDEMNIFICATION. The indemnity agreements contained in this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Underwriter, and shall survive the termination or cancellation of this Agreement and the remarketing of any Notes hereunder.

          Section 10.  CONTRIBUTION.  If the indemnification provided for in
Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand, from the remarketing of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand, in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand, in connection with the remarketing of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the Notes and (ii) the aggregate positive difference, if any, between the price at which the Notes are sold by the Remarketing Underwriter in the remarketing and the price paid by the Remarketing Underwriter for the Notes tendered on a Tender Date.

          The relative fault of the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand, shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contained in any Remarketing Memorandum or registration statement (as amended), if applicable, or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Remarketing Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Operating Partnership and the Remarketing Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 10, the Remarketing Underwriter gent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which the Remarketing Underwriter has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 10, each person, if any, who controls the Remarketing Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Underwriter, and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.

          Section 11.  TERMINATION OF THIS REMARKETING AGREEMENT.  Subject to
Section 3 hereof relating to the payment of fees and expenses, this Agreement
(i) shall terminate as to the Rate Agent on the effective date of the removal of such Rate Agent pursuant to Section 4 hereof, and (ii) shall terminate as to the Remarketing Underwriter on the effective date of the removal of such Remarketing Underwriter pursuant to Section 4 hereof.

          Section 12. RATE AGENT'S AND REMARKETING UNDERWRITER'S PERFORMANCE; DUTY OF CARE. The duties and obligations of the Rate Agent and Remarketing Underwriter hereunder shall be determined solely by the express provisions of this Remarketing Agreement and the Notes and the Indenture and, in the case of the Remarketing Underwriter, the applicable Remarketing Underwriting Agreement.

          Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

          Section 14. TERM OF AGREEMENT. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding.

          Section 15. SUCCESSORS AND ASSIGNS. The rights and obligations of the Operating Partnership hereunder may not be assigned or delegated to any other person without the prior written consent of Merrill Lynch. The rights and obligations of Merrill Lynch hereunder may not be assigned or delegated to any other person without the prior written consent of the Operating Partnership. This

Agreement shall inure to the benefit of and be binding upon the Operating Partnership and Merrill Lynch and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

          Section 16. HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

          Section 17. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

          Section 18. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

          Section 19. AMENDMENTS. This Agreement may be amended by any instrument in writing signed by each of the parties hereto.

          Section 20. NOTICES. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication or by telephone and confirmed in writing. All written notices shall be deemed to be validly given or made, if delivered by hand, when so delivered, or if mailed, when mailed registered or certified mail, return receipt requested and postage prepaid. All notices by telecommunication (including telephone) shall be deemed to be validly given or made when received. All such notices, requests, consents or other communications shall be addressed as follows: if to the Operating Partnership, to ERP Operating Limited Partnership c/o Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Bruce C. Strohm, Executive Vice President, Secretary and General Counsel; and if to Merrill Lynch, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, World Financial Center, North Tower, New York, New York 10281-1209, Attention:
Debt Syndicate, or to such other address as either of the above shall specify to the other in writing.

          Section 21. BENEFIT. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or given any person other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties.

          IN WITNESS WHEREOF, each of the Operating Partnership and Merrill Lynch has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


               ERP OPERATING LIMITED PARTNERSHIP

               By:  Equity Residential Properties Trust, its general partner

                    By: /s/ Michael J. McHugh
                       ---------------------------------
                        Name: Michael J. McHugh
                        Title: Executive Vice President and
                               Chief Accounting Officer


               MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

               By: /s/ Eric Wilson
                  --------------------------------------
                   Name: Eric Wilson
                   Title: Managing Director

                                                                      EXHIBIT A



                         REMARKETING UNDERWRITING AGREEMENT

          REMARKETING UNDERWRITING AGREEMENT, dated as of _____________, ____ (this "Agreement"), by and between ERP Operating Limited Partnership (the "Operating Partnership") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Remarketing Underwriter").

          The Remarketing Underwriter hereby agrees, on a reasonable best efforts basis, to purchase the Notes described below (the "Notes") that have been tendered by the holders thereof for sale on _________________ (the "Tender Date").

          [IF NO NEW REGISTRATION STATEMENT OR PROSPECTUS IS REQUIRED, INCLUDE THE FOLLOWING: It is acknowledged and agreed that the Notes need not be further registered under the Securities Act of 1933, as amended (the "1933 Act"), and that, in connection with the remarketing of the Notes by the Remarketing Underwriter in accordance with the terms of the Remarketing Agreement dated August 21, 1998, no prospectus meeting the requirements of Section 10 of the 1933 Act need be delivered or filed pursuant to Rule 424 under the 1933 Act.]

          It is understood that the Remarketing Underwriter will attempt, on a reasonable best efforts basis, to remarket the tendered Notes at a price equal to 100% of the aggregate principal amount so tendered and that there is no assurance that the Remarketing Underwriter will be able to remarket the entire principal amount of the Notes tendered in a remarketing.

          [It is understood that the Remarketing Underwriter will deliver to purchasers and prospective purchasers, in connection with the remarketing, one or more forms of written communication describing the terms of the Notes (each, a "Remarketing Memorandum"), the form of each of which shall be delivered to the Operating Partnership not less than two Business Days prior to its use. Such Remarketing Memorandum shall be subject to the approval of the Operating Partnership prior to its use by the Remarketing Underwriter, which approval shall not be unreasonably withheld or delayed.] [INSERT ONLY IF MERRILL LYNCH DETERMINES THAT, FOR MARKETING PURPOSES, THE REMARKETING MEMORANDUM IS NECESSARY FOR REMARKETING OF THE NOTES]

          The Remarketing Underwriter shall offer to purchase Notes and shall purchase validly tendered Notes on the Tender Date in accordance with all applicable laws and regulations and interpretations of the Securities and Exchange Commission.

          The provisions of Sections 3(j), 5(a) and (c), 8 and 9 of the Purchase Agreement, dated December 13, 1994, as amended, between the Operating Partnership and the Remarketing Underwriter (the "Purchase Agreement"), which incorporates by reference the Terms Agreement, dated August 18, 1998, are incorporated into this Agreement in their entirety and made applicable to the obligations of the Remarketing Underwriter to the extent applicable to any remarketing of the Notes, except as explicitly amended hereby. Section 9 of the Purchase Agreement is amended to allow for the termination of this Agreement by the Remarketing Underwriter if (i) the Operating Partnership's representations and warranties therein are not accurate or correct in all material respects or
(ii) the Remarketing Underwriter does not purchase all tendered Notes on the relevant Tender Date).

          In addition, the provisions of Section 7 of the Remarketing Agreement (other than paragraphs 7(m) and 7(n)) are incorporated into this Agreement in their entirety and made applicable to the obligations of the Remarketing Underwriter to the extent applicable to any remarketing of the Notes, except as explicitly amended hereby.

          Such representations and warranties are made by the Operating Partnership on the date hereof and the Tender Date.

          All references contained in the Purchase Agreement to "you" or to the "Underwriter" shall be deemed to refer to the Remarketing Underwriter. All references to the "Underwritten Securities" shall be deemed to refer to the Notes. All references to "Closing Time" shall be deemed to refer to the Tender Date applicable to this Remarketing Underwriting Agreement, all references to ERP and EQR shall be deemed to refer to the Operating Partnership and Equity Residential Properties Trust, respectively. All references to "Terms Agreement" shall be deemed to refer to this Remarketing Underwriting Agreement. The terms "Registration Statement" and "Prospectus" shall be deemed to refer to each such document as amended or supplemented to the date hereof and the Tender Date, including the documents included in or incorporated by reference into such document.

          [IF A NEW REGISTRATION STATEMENT OR PROSPECTUS IS REQUIRED, INCLUDE THE FOLLOWING: It is understood that a new registration statement or new prospectus is being filed by the Operating Partnership in connection with the remarketing of the Notes (the "New Registration Statement" and/or the "New Prospectus"). In connection therewith and with the remarketing of the Notes, the attached Purchase Agreement hereby is incorporated into this Agreement in its entirety (except as modified below) and the Remarketing Underwriter shall be deemed to be acting as "principal" thereunder. All references in such Purchase Agreement to (i) the "Underwriter" shall be deemed to refer to the Remarketing Underwriter, (ii) the Purchase Agreement shall be deemed to refer to the Remarketing Underwriting Agreement and (iii) the "Settlement Date" or the "Representation Date" shall be deemed to refer to the Tender Date. To the extent the provisions of such Purchase Agreement refer to the "Prospectus" or the "Registration Statement," such references shall be deemed to refer to the New Registration Statement or the New Prospectus, as applicable, including all documents incorporated by reference therein. For the purposes of Section 7 of the attached Purchase Agreement, the relative benefit received by the Operating Partnership, on the one hand, and the Remarketing Underwriter, on the other hand, in connection with the remarketing of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the aggregate public offering price of the Notes sold in connection with the remarketing bears to the remarketing fee received by the Remarketing Underwriter pursuant to this Agreement. Section 9 of the attached Purchase Agreement shall be amended to allow for the termination of this Agreement by the Remarketing Underwriter if
(i) the Operating Partnership's representations and warranties therein are not accurate and correct in all material respects or (ii) the Remarketing Underwriter does not purchase all tendered Notes on the relevant Tender Date.]

          All capitalized terms not otherwise defined in this Agreement have the respective meanings assigned thereto in the Notes, the form of which is attached hereto.

Operating Partnership:                  ERP Operating Limited Partnership.
                                        c/o Equity Residential Properties Trust
                                        Two North Riverside Plaza
                                        Suite 400
                                        Chicago, Illinois 60606

REMARKETING UNDERWRITER AND ADDRESS:    Merrill Lynch & Co.
                                        Merrill Lynch, Pierce, Fenner & Smith
                                               Incorporated
                                        Merrill Lynch World Headquarters  World
                                        Financial Center, North Tower 26th Floor
                                        New York, New York 10281-1209

Title of Notes:                         Remarketed Reset Notes Due August 21,
                                        2003

Principal Amount of Notes to be
  Purchased:

Title of Indenture:                     Indenture dated as of October 1, 1994,
                                        by and between the Operating Partnership and the Trustee

Trustee:                                The First National Bank of Chicago

Current Ratings:                        Moody's Investors Service, Inc.: ___
                                        Standard & Poor's Ratings Services: ____

CERTAIN TERMS OF THE NOTES

Stated Maturity:                        August 21, 2003

Spread Determination Date:

Duration/Mode Determination Date:

Tender Notice Date:

Interest Reset Date:

Tender Date:

New Interest Rate:                      As determined by application of the
                                        provisions set forth in the attached
                                        form of the Notes on the LIBOR
                                        Determination Date or the Fixed Rate
                                        Determination Date, as applicable.

Spread:

Interest Payment Dates:

Subsequent Spread Period:

Redemption Provisions:                  Redeemable as set forth in the attached
                                        Prospectus Supplement dated August 18,
                                        1998.

Beneficial Owner Tender Provisions:     As set forth in the attached Prospectus
                                        Supplement dated August 18, 1998.  In
                                        the


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

                                        event that the Remarketing Underwriter
                                        fails to purchase all Notes validly
                                        tendered for purchase on the Tender
                                        Date, then the Remarketing Underwriter
                                        shall promptly notify the Operating
                                        Partnership and the Trustee of such
                                        failure.

Shorter Subsequent Spread Period:       In the event that (A) the Remarketing
                                        Underwriter fails to purchase all Notes
                                        validly tendered for purchase on the
                                        Tender Date for any reason and (B) the
                                        Operating Partnership has not given
                                        notice of redemption of all of the Notes then outstanding in accordance with the provisions described in the attached form of the Notes, then the Subsequent
                                        Spread Period shall be a period of one
                                        year, which Subsequent Spread Period
                                        shall be deemed to have commenced upon
                                        the Commencement Date that coincides
                                        with the Tender Date.

Legal Opinion:                          If required to be delivered pursuant to
                                        this Agreement, the opinion required to
                                        be delivered pursuant to
                                        Section 5(b)(1)(iv) of the attached
                                        Purchase Agreement shall be modified to
                                        read as follows "(iv) The Notes have
                                        been duly authorized; a single global
                                        Note registered in the name of CEDE &
                                        Co., a nominee of The Depository Trust
                                        Company ("DTC"), has been duly
                                        authenticated in accordance with the
                                        provisions of the Indenture, paid for
                                        and delivered to DTC, and constitutes a
                                        valid and binding obligation of the
                                        Operating Partnership; and the
                                        Underwriter will acquire the rights of a bona fide purchaser (as such term is defined in the Uniform Commercial Code as in effect in the State of New York
                                        (the "UCC")) in any portion of the Notes transferred to the Underwriter by a prior owner thereof as recorded on the books of DTC, provided that (i) the portion of the Notes transferred is an authorized denomination of the Notes,
                                        (ii) the transfer is recorded on the
                                        books of DTC by a debit to the
                                        transferor's account with DTC and a
                                        credit to the Underwriter's account with DTC, (iii) the Underwriter makes payment to such transferor of value for such transfer and (iv) the Underwriter purchases such interest in good faith and without notice of any adverse claim, within the meaning of the UCC."


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

                                        If required to be delivered pursuant to
                                        this Agreement, the opinion required to
                                        be delivered pursuant to Section 5(b)(3) of the attached Purchase Agreement may be delivered by any counsel designated by the Remarketing Underwriter and reasonably acceptable to the Operating Partnership.

Form of Notes:                          Global certificate registered in the
                                        name of the nominee, which currently is
                                        CEDE & Co., of the depository of the
                                        Notes, which is DTC.  The beneficial
                                        owners of the Notes ("Beneficial
                                        Owners") are not entitled to receive
                                        definitive certificates representing
                                        their Notes, except under limited
                                        circumstances.  A Beneficial Owner's
                                        ownership of a Note currently is
                                        recorded on or through the records of
                                        the brokerage firm or other entity that
                                        is a participant in DTC and that
                                        maintains such Beneficial Owner's
                                        account.

Purchase Price:                         100% of the principal amount of the
                                        Notes.  Payable to DTC for the
                                        Beneficial Owners of Tendered Notes.

Remarketing Fee:                        0.35% of the principal amount of the
                                        Notes for initial Remarketing Period.
                                        0.075% of the principal amount of the
                                        Notes for each additional Remarketing
                                        Period outstanding on each Tender Date
                                        multiplied by the number of years
                                        remaining in the Stated Maturity.

Closing:                                Hogan & Hartson L.L.P., 555 13th
                                        Street, N.W., Washington, D.C.  20004,
                                        at 9:00 a.m., New York City time, on the Tender Date.



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

          The foregoing terms are hereby confirmed and agreed to as of this ___ day of ____________.

                              ERP OPERATING LIMITED PARTNERSHIP

                              By: Equity Residential Properties Trust, its general partner

                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                              MERRILL LYNCH & CO.
                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED

                              By:
                                 ----------------------------------------
                                 Name:
                                 Title:



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